Exhibit 16.1


March  17, 2003

The Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:  Big Star Entertainment, Inc.
     File No. 000-26793

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Bigstar Entertainment Inc. (the Company) dated March 17, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP
--------------------------